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                                                                    Exhibit 99.2


                              PRIMIX SOLUTIONS INC.
                        2001 STOCK OPTION PLAN - DENMARK


         1. PURPOSE. This 2001 Stock Option Plan - Denmark (the "Plan") is intended to provide incentives to directors, officers, employees and consultants of Primix Solutions Inc., a Delaware corporation (the "Company") and its subsidiaries who provide services in Denmark by providing them with opportunities to purchase stock in the Company pursuant to stock options granted hereunder (the "Option" or "Options").

         2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a stock plan committee (the "Committee") consisting of not less than one director of the Company and one officer of a Company subsidiary located in Denmark, each as appointed by the Board. The interpretation and construction by the Committee of any provisions of the Plan or of any Options granted under it shall be final and binding upon all parties. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to Options, including the granting thereof. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

         3. ELIGIBLE EMPLOYEES AND OTHERS. The Committee may grant Options to any director (whether or not an employee), officer, employee or consultant of the Company or its subsidiaries who provides services in Denmark. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an Option. Granting of any Option to any individual shall neither entitle such individual to, nor disqualify such individual from, participation in any other grant of an Option.

         4. STOCK. The stock subject to Options shall be authorized but unissued shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is one million (1,000,000) shares of Comm Stock, subject to adjustment as provided in paragraph 12. If any Option granted under the Plan shall expire, be canceled or otherwise terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Options shall again be available for grants of Options under the Plan.

         5. EXERCISE PRICE. The price per share deliverable upon exercise of an Option shall be determined by the Committee at the time of grant of such Option and shall be specified in the "Option Agreement" (as defined in paragraph 11) relating to such Option.

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         6. OPTION DURATION. Subject to earlier termination as provided in paragraphs 8, 9 and 12, each Option shall expire on the date specified in the applicable Option Agreement by the Committee.

         7. EXERCISE OF OPTION. Subject to the provisions of paragraphs 8 through 12, each Option granted under the Plan shall be exercisable as follows:

                  A. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                  B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                  C. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                  D. The Committee shall have the right to accelerate the date of exercise of any Option.

         8. TERMINATION OF EMPLOYMENT OR SERVICE. Except as otherwise provided in individual Option Agreements, if an optionee ceases to provide services to the Company and its subsidiaries other than by reason of death or "Disability" (as defined in paragraph 9), no further installments of Options held by such optionee shall become exercisable and such Options shall terminate after the passage of three (3) months from the date of termination of service, but in no event later than on their specified expiration dates. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of service under the Plan. Unless otherwise designated by the Committee or required by law, a leave of absence shall not be treated as service for purposes of determining vesting pursuant to an Option. Options granted under the Plan shall not be affected by any change of service within or among the Company or its subsidiaries, so long as the optionee continues to provide services to the Company or its subsidiaries.

         9. DEATH; DISABILITY. Except as otherwise provided in individual Option Agreements, if an optionee ceases to provide services to the Company and its subsidiaries by reason of death or Disability, the optionee or, if applicable, the optionee's estate, legal representative or legatee who acquired the optionee's Options by will or by the laws of descent and distribution, may exercise such Options, to the extent exercisable on the date of termination, at any time prior to the earlier of the specified expiration date of the Option or twelve (12) months from the date of termination. For purposes of the Plan, the term "Disability" shall mean a permanent and total disability, as determined in good faith by the Committee.


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         10. ASSIGNABILITY. No Option shall be assignable or transferable by an optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by such optionee. Notwithstanding the foregoing, the Committee may provide in any Option Agreement that, subject to compliance with all applicable requirements of the securities laws of the United States and all other applicable jurisdictions, the optionee may transfer, without consideration for the transfer, Options to members of immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charities. Shares of Common Stock issued upon the exercise of Options shall be subject to such rights of first refusal, repurchase rights and other restrictions on transfer in favor of the Company as the Committee may determine at the time such Options are granted.

         11. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve (the "Option Agreement"). Such instruments shall conform to the terms and conditions of the Plan and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         12. ADJUSTMENTS. Upon the occurrence of any of the following events, the total number and type of securities authorized to be issued under this Plan and each participant's rights with respect to Options granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the applicable Option Agreement between such participant and the Company:

                  A. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock authorized for issuance pursuant to this Plan and deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  B. If the Company is to be consolidated with or acquired by another entity (other than a holding company, parent or subsidiary of the Company) in a merger, sale of all or substantially all of the Company's assets to an unrelated person or entity, the direct or indirect


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sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of all of the stock of the Company to an unrelated person or entity, or otherwise, as a result of which the holders of the Company's outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction (an "Acquisition"), the Plan and all Options granted hereunder shall terminate unless the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), in connection with the Acquisition, make provision for the assumption of Options heretofore granted, or the substitution of such Options with new options of the successor entity or parent thereof with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices. Further, if at any time the Company holds, directly or indirectly, less than eighty percent (80%) of the outstanding voting stock of any Company subsidiary for which any optionees perform services in Denmark, then any outstanding Options held by such optionees shall terminate unless the Committee or the board of directors of any entity assuming the obligations of such entity (the "Successor Board") make provision for the assumption of such Options, or the substitution of such Options with new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices. If Options are terminated pursuant to this Section 12, each affected optionee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination (1) all Options held by such optionee which are then exercisable, and (2) such number of additional Options held by such optionee, to the extent such options are not then exercisable, as may be specified in the relevant Option Agreement, if any.

                  C. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the number and type of securities authorized for issuance pursuant to the Plan shall be appropriately adjusted and an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities the optionee would have received if the optionee had exercised the Option prior to such recapitalization or reorganization.

                  D. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                  E. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options or the number and type of securities authorized to be issued pursuant to the Plan. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.


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                  F. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                  G. Upon the happening of any of the foregoing events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 12, which determination shall be conclusive.

                  H. If any person or entity owning restricted Common Stock obtained by exercise of an Option made hereunder receives shares or securities in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities were issued, unless otherwise determined by the Committee or the Successor Board.

                  I. The Committee may grant Options under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become directors, officers, employees or consultants of the Company or its subsidiaries providing services in Denmark as the result of a merger or consolidation of the employing corporation with the Company or its subsidiaries or the acquisition by the Company or its subsidiaries of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Options granted under the Plan in accordance with this paragraph 12(j) shall not count against the share limitation set forth in paragraph 4 above.

         13. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price by any mode which the Committee determines is consistent with the purpose of the Plan and with applicable laws and regulations. The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by such Option until the date of issuance of a stock certificate for such shares. No stock certificates shall be issued until the Company has completed all steps repaired by applicable law to be taken in connection with the issuance and sale of such shares, including, without limitation, compliance with local securities and privacy laws. Except as expressly provided above in paragraph 12 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.


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         14. THIS PLAN NOT PART OF EMPLOYMENT AGREEMENT, BENEFIT ARRANGEMENT,
ETC.

                  A. Neither this Plan nor the Options shall form part of any employment agreement between the Company or any of its subsidiaries and any optionee and the rights and obligations of any optionee under the terms of his office, employment or service with such company shall not be affected by participation in the Plan or any right which such optionee may have to participate therein.

                  B. Neither the Plan nor the Options (including the cessation or termination thereof) shall afford any optionee any rights to compensation, severance or damages under any employment agreement or other agreement that such optionee has entered into with the Company or any of its subsidiaries.

                  C. No optionee shall have any claim for damages, severance or compensation for loss of any rights under this Plan or the Options due to a termination of an employment agreement or other agreement entered into between such optionee and the Company or its subsidiaries.

                  D. No optionee shall be entitled to claim compensation from the Company or any of its subsidiaries in respect of any sums paid by such optionee pursuant to the Plan or for any diminution or extinction of his rights or benefits (actual or otherwise) under any Option held by him as a consequence of the lapse for any reason of any Option held by such optionee or otherwise in connection with the Plan and the Company and any of its subsidiaries shall be entirely free to conduct its affairs as it sees fit without regard to any consequences under, upon or in relation to the Plan or any Option or optionee.

                  E. The amount received by an optionee as a result of the sale of shares received upon exercise of any Option shall not constitute compensation with respect to which any other employee benefits of such optionee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan.

         15. GENERAL RESTRICTIONS.

                  A. REPRESENTATIONS. The Company may require any person to whom an Option is granted, as a condition of such grant and/or exercise of such Option, to give written assurances as the Company deems necessary or appropriate in order to comply with the securities laws of the United States and other jurisdictions, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

                  B. COMPLIANCE WITH SECURITIES LAW. The grant of Options shall be subject to compliance with all applicable requirements of the securities laws of the United States and all


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other applicable jurisdictions. Further, each Option shall be subject to the requirement that if, at any time, the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any law of the United States or other applicable jurisdiction, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Committee. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of securities hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such securities as to which such requisite authority shall not have been obtained. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

         16. WITHHOLDING. The entity to which the optionee provides services may make such provision for and take such action as it considers necessary or expedient for the withholding or payment of any taxes or any other statutory deductions for which the optionee or any other person is properly accountable and wherever those taxes are imposed. Any attempted exercise of an Option shall be contingent upon the satisfaction of such withholding, payments, or other statutory deductions and the determination of the Committee as to such satisfaction shall be final and binding on the optionee.

         17. TERM AND AMENDMENT OF PLAN.

                  A. This Plan shall become effective upon approval by the Board. The Plan shall continue in effect until the earlier of: (i) its termination by the Board, or (ii) the date on which all of the shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the Option Agreements have lapsed.

                  B. The Board may terminate or amend the Plan in any respect at any time. In no event may action of the Board adversely affect the rights of an optionees, without such optionee's consent, under any Option previously granted unless required to comply with applicable law or to the extent necessary to obtain or maintain approval by any governmental or other regulatory body pursuant to any present or future applicable legislation.

         18. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.


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         19. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         20. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware in the United States. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires. In the event of a conflict between the terms and provisions of this Plan and the terms and provisions of any Option Agreement, the terms and provisions of this Plan shall govern.



Adopted by the Board of Directors as of May 11, 2001.


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